Exhibit 4.1

Original Issue Date: June 9, 2025

$[___]

SENIOR CONVERTIBLE NOTE DUE MARCH 9, 2026

THIS SENIOR CONVERTIBLE NOTE is a duly authorized and validly issued Senior Convertible Note of WANG & LEE Group, Inc. (the “Company”), a British Virgin Islands holding company, having its principal place of business at 5-6/F, Wing Tai Factory Building, 3 Tai Yip Street, Hong Kong, Kowloon, Hong Kong, and designated as its Senior Convertible Note due March 9, 2026 (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to [_____]1 or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of $[____] and all of the Company’s other obligations hereunder on March 9, 2026 (as such date may be extended pursuant to the proviso to this sentence, the “Maturity Date”); provided, that the Required Holders may, in their sole discretion, on one occasion, extend the Maturity Date by six (6) months by delivering a written notice to the Company no earlier than the thirtieth (30th) day, but no later than the fifth (5th) day, prior to the Maturity Date (an “Extension Notice”) and any such extension of the Maturity Date shall be effective immediately upon the Required Holder’s delivery of such Extension Notice. This Note is subject to the following additional provisions.

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement and (b) the following terms shall have the following meanings:

“Additional Pre-Delivery Share Amount” shall have the meaning set forth in Section 7(p).

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof, (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not stayed or dismissed within 30 days after commencement, (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company or any Subsidiary thereof suffers any appointment of any custodian, receiver or the like for it or any material part of its property that is not discharged or stayed within 30 calendar days after such appointment, (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors, (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company or any Subsidiary thereof admits orally or in writing that it is generally unable to pay its debts as they become due, (h) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

1 NTD: To be updated for each Holder.

1

“Beneficial Ownership Limitation” shall have the meaning set forth in Section 4(d).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York or the British Virgin Islands are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee”  or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any Governmental Authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York are generally open for use by customers on such day.

“Buy-In” shall have the meaning set forth in Section 4(c)(v).

“Change of Control Transaction” means the occurrence after the Original Issue Date of any of (a) an acquisition by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Exchange Act) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 50% of the voting securities of the Company (other than by means of conversion or exercise of the Note), (b) any Person or two or more Persons acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, control over the management or policies of the Company or control over the equity interests of such Person entitled to vote for members of the Board of Directors of the Company on a fully-diluted basis (and taking into account all such voting power that such Person or group has the right to acquire pursuant to any option right) representing 50% or more of the combined voting power of such equity interests, (c) the Company (and all of its Subsidiaries, taken as a whole) sells or transfers all or substantially all of its assets to another Person or (d) a replacement at one time of more than one-half of the members of the Board of Directors which is not approved by a majority of those individuals who are members of the Board of Directors on the Original Issue Date (or by those individuals who are serving as members of the Board of Directors on any date whose nomination to the Board of Directors was approved by a majority of the members of the Board of Directors who are members on the Original Issue Date).

“Conversion Amount” shall have the meaning set forth in Section 4(a).

“Conversion Date” shall have the meaning set forth in Section 4(a).

“Conversion Price” shall have the meaning set forth in Section 4(b).

“Conversion Rate” shall have the meaning set forth in Section 4(c).

“Delivery Share” shall have the meaning set forth in Section 7(p).

“Delivery Share Application” shall have the meaning set forth in Section 7(p).

“Disqualified Stock” shall mean, with respect to any person, any equity interest of such person that, by its terms (or by the terms of any security or other equity interests into which it is convertible or for which it is exchangeable) or upon the happening of any event or condition (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (except as a result of a Change of Control Transaction subject to the prior repayment in full of the Note), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other equity interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Maturity Date.

2

“Event of Default” shall have the meaning set forth in Section 8(a).

“Freely Tradable” means that the Conversion Shares (i) can be traded by a holder thereof that is not an Affiliate of the Company and has not been an Affiliate of the Company for the immediately preceding 90 days, or pursuant to an effective Registration Statement and (ii) are issued upon conversion of this Note free of restrictive legends.

“Fundamental Transaction” means: (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Ordinary Shares are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Ordinary Shares, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Ordinary Shares (not including any Ordinary Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination).

“Indebtedness” of a Person shall include (a) all obligations for borrowed money or the deferred purchase price of property or services including without limitation, merchant cash advances (excluding trade credit and trade accounts payable incurred in the ordinary course of business that do not exceed $250,000 in the aggregate), (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, surety bonds, bankers acceptances, currency swap agreements, interest rate hedging agreements, interest rate swaps or other financial products, (c) all capital lease obligations (as determined in accordance with GAAP), (d) all obligations or liabilities secured by a Lien on any asset of such Person, irrespective of whether such obligation or liability is assumed by such Person, (e) any obligation arising with respect to any other transaction that is the functional equivalent of borrowing but which does not constitute a liability on the balance sheets of such Person (excluding trade credit and trade accounts payable incurred in the ordinary course of business), (f) Disqualified Stock, and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other Person.

“Initial Pre-Delivery Share Amount” shall have the meaning set forth in Section 7(p).

3

“Investments” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition (including by merger) of equity interests of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitutes a business unit or all or a substantial part of the business of, such Person.

“Liens” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

“New Subsidiary” means, as of any date of determination, any Person in which the Company after the date of this Agreement, directly or indirectly, (i) owns or acquires any of the outstanding issued share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.

“New York Courts” shall have the meaning set forth in Section 10(d).

“Note Register” shall have the meaning set forth in Section 2(b).

“Notice of Conversion” shall have the meaning set forth in Section 4(a).

“Ordinary Shares” means the ordinary shares in the capital of the Company.

“Ordinary Share Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Ordinary Shares, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Ordinary Shares.

“Original Issue Date” means the date of the first issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence such Note.

“Outstanding Value” means as of any time of determination, the outstanding principal amount of this Note, accrued and unpaid interest, amounts which may become due hereunder, and other amounts owed pursuant to the Transaction Documents in each case, as of such time of determination; provided, however, with respect to the repayment of this Note on the Maturity Date, so long as no Event of Default has occurred prior to the Maturity Date, the Outstanding Value means the greater of (i) $[4,000,000] less the principal amount of this Note which has been converted prior to the Maturity Date and (ii) $0.

“Permitted Indebtedness” means (a) the Indebtedness evidenced by this Note and the other Notes issued to holders pursuant to the Purchase Agreement, (b) the Indebtedness existing on the Original Issue Date and set forth on a schedule provided to the Holder prior to the date hereof, (c) unsecured Indebtedness incurred in the ordinary course of business and not exceeding $3,000,000 in the aggregate at any time outstanding and (d) any Indebtedness up to $3,000,000 in the aggregate, provided that the Company obtains the prior written consent of the Required Holders. For the avoidance of doubt, no Permitted Indebtedness shall be utilized by the Company in connection with any Variable Rate Transaction.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens in favor of Holder, (b) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (c) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (d) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (e) Liens incurred in connection with Permitted Indebtedness under clause (a) and (d) thereunder, and (f)  Liens existing on the Original Issue Date and set forth on a schedule provided to the Holder prior to the date hereof. Notwithstanding anything contained herein to the contrary in no event shall the aggregate amount of all Permitted Liens exceed $250,000 at any time outstanding, without the Company obtaining the prior written consent of the Required Holders.

4

“Pre-Delivery Shares” shall have the meaning set forth in Section 7(p).

“Principal Market” means the Nasdaq Stock Market LLC.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of June 9, 2025 among the Company and the original Holders, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Share Delivery Date” shall have the meaning set forth in Section 4(c)(ii).

“Subsidiary” means, as of any date of determination, any Person in which the Company, directly or indirectly, (i) owns or acquires any of the outstanding issued share capital or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person.

“Successor Entity” shall have the meaning set forth in Section 5(e).

“Tax” shall have the meaning set forth in Section 11.

“Tax Deduction” shall have the meaning set forth in Section 11.

“Trading Day” means a day on which a Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Ordinary Shares are listed or quoted for trading on the date in question, the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded), during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg through its “VAP” function (set to 09:30 start time and 16:00 end time) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30 a.m., New York time, and ending at 4:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. All such determinations shall be appropriately adjusted for any share dividend, share split, stock share, recapitalization or other similar transactions during such period.

5

Section 2. Payments.

a) Repayment. The entire Outstanding Value shall be due and payable in full on the Maturity Date. This Note shall not bear interest except upon the occurrence and continuance of an Event of Default as set forth in Section 8(b).

b) Pre-Payment. The Company may not prepay any portion of the Outstanding Value of this Note prior to the Maturity Date.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

6

Section 4. Conversion.

a) Voluntary Conversion. At any time after the Original Issue Date until this Note is no longer outstanding, the Outstanding Value of this Note shall be convertible, in whole or in part, into Ordinary Shares at the option of the Holder, at any time and from time to time (subject to the conversion limitations set forth in Section 4(d). The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the portion of the Outstanding Value of this Note to be converted (the “Conversion Amount”) and the date on which such conversion shall be effected (such date, the “Conversion Date”). Subject to the limitations set forth in Section 4(d), the Holder shall be deemed to own the Ordinary Shares converted pursuant to this Section 4(a) upon the delivery to the Company of the Notice of Conversion. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. On or before the 1st Trading Day following the date of receipt of a Notice of Conversion, with respect to a conversion, if the applicable Conversion Price is less than the “conversion price” specified on such Notice of Conversion, the Holder may deliver an updated Notice of Conversion to the Company correcting the Conversion Price (and the aggregate Conversion Amount) as specified in such Notice of Conversion (provided, that if such updated Notice of Conversion is not delivered to the Company on or prior to 12:00 p.m. (local time in New York, NY) on the Trading Day immediately following the applicable Conversion Date, the applicable Share Delivery Date shall be extended by one (1) Trading Day). No ink-original Notice of Conversion shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Conversion form be required. To effect conversions hereunder, the Holder shall not be required to physically surrender this Note to the Company unless the entire Outstanding Value of this Note has been so converted in which case the Holder shall surrender this Note as promptly as is reasonably practicable after such conversion without delaying the Company’s obligation to deliver the shares on the Share Delivery Date. The Outstanding Value of this Note will be reduced by the Conversion Amount as of the Conversion Date. The Holder and the Company shall maintain records showing the Outstanding Value converted and the date of such conversion(s). In the event of any dispute or discrepancy, the records of the Holder shall be controlling and determinative in the absence of manifest error. The Holder, and any assignee by acceptance of this Note, acknowledge and agree that, by reason of the provisions of this paragraph, following conversion of a portion of this Note, the unpaid and unconverted Outstanding Value of this Note may be less than the amount stated on the face hereof.

b) Conversion Price. The conversion price in effect on any Conversion Date shall be equal to 85% of the lowest daily VWAP during the ten (10) Trading Days immediately preceding and including the Conversion Date (the “Conversion Price”).

c) Mechanics of Conversion.

i. Conversion Shares Issuable Upon Conversion of Principal Amount. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Conversion Amount of this Note to be converted, by (y) the Conversion Price (the “Conversion Rate”).

ii. Delivery of Conversion Shares Upon Conversion. Not later than the earlier of (i) one (1) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined below) after each Conversion Date (the “Share Delivery Date”), the Company shall deliver, or cause to be delivered, to the Holder certificates or book-entry receipts representing the number of Conversion Shares being acquired upon conversion of this Note, which shall be delivered free of restrictive legends and trading restrictions of any kind. The Company shall deliver any Conversion Shares that are Freely Tradable electronically through the Depository Trust Company. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Ordinary Shares as in effect on the date of delivery of the Notice of Conversion.

7

iii. Failure to Deliver Conversion Shares. If, in the case of any Notice of Conversion, such Conversion Shares are not delivered to or as directed by the applicable Holder by the Share Delivery Date, the Holder shall be entitled to elect by written notice to the Company at any time on or before its receipt of such Conversion Shares, to rescind such Conversion, in which event the Company shall promptly return to the Holder any original Note delivered to the Company and the Holder shall promptly return to the Company the Conversion Shares issued to such Holder pursuant to the rescinded Conversion Notice. If a Notice of Conversion delivered to the Company would result in a breach of Section 4(d) below, and the Holder does not elect in writing to withdraw, in whole, such Notice of Conversion, the Company shall hold such Notice of Conversion in abeyance until such time as such Notice of Conversion may be satisfied without violating Section 4(d) below with such calculations thereunder made as of the date such Conversion Notice was initially delivered to the Company.

iv. Obligation Absolute. The Company’s obligations to issue and deliver the Conversion Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Company of any such action the Company may have against the Holder. In the event the Holder of this Note shall elect to convert any or all of the Outstanding Value hereof, the Company may not refuse conversion based on any claim that the Holder or anyone associated or affiliated with the Holder has been engaged in any violation of law, agreement or for any other reason, unless an injunction from a court, on notice to Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained. In the absence of such injunction, the Company shall issue Conversion Shares required to be delivered hereunder in accordance with the terms hereof. Nothing herein shall limit a Holder’s right to (1) pursue actual damages, (2) lost profit resulting from or caused by the Company’s failure to honor conversions or its repudiation of its obligation to honor conversions or (3) declare an Event of Default pursuant to Section 8 for the Company’s failure to deliver Conversion Shares within the period specified herein. Without limiting the foregoing, the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v. Liquidated Damages; Compensation for Buy-In on Failure to Timely Deliver Conversion Shares Upon Conversion. If the Company fails for any reason to deliver to the Holder Conversion Shares required to be issued pursuant to any provision of this Note by the second Trading Day following the applicable Share Delivery Date, the Company shall pay to the Holder, in cash, as partial liquidated damages and not as a penalty, an amount equal to two percent (2%) per day of the product of (A) the sum of the number of Conversion Shares not delivered to the Holder on or prior to the Share Delivery Date and to which the Holder is entitled, multiplied by (B) any trading price of the Conversion Shares selected by the Holder in writing as in effect at any time during the period beginning on the Conversion Date and ending on the date that such Conversion Shares are delivered to the Holder or the Holder rescinds such conversion, as applicable. In addition to any other rights available to the Holder, if the Company fails for any reason to deliver to the Holder such Conversion Shares by the Share Delivery Date pursuant to Section 4(c)(ii), and if after such Share Delivery Date the Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or the Holder’s brokerage firm otherwise purchases, Ordinary Shares to deliver in satisfaction of a sale by the Holder of the Conversion Shares which the Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a “Buy-In”), then the Company shall (A) pay in cash to the Holder (in addition to any other remedies available to or elected by the Holder) the amount, if any, by which (x) the Holder’s total purchase price (including any brokerage commissions) for the Ordinary Shares so purchased exceeds (y) the product of (1) the aggregate number of Ordinary Shares that the Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions) and (B) at the option of the Holder, either reissue (if surrendered) this Note in an Outstanding Value equal to the Conversion Amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to the Holder the number of Ordinary Shares that would have been issued if the Company had timely complied with its delivery requirements under Section 4(c)(ii). For example, if the Holder purchases Ordinary Shares having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver Conversion Shares upon conversion of this Note as required pursuant to the terms hereof.

8

vi. Reservation of Shares Issuable Upon Conversion. The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Ordinary Shares for the sole purpose of issuance upon conversion of this Note, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Notes), not less than such aggregate number of Ordinary Shares equal to 200% of the number of Ordinary Shares issuable upon conversion of this Note in full at the then prevailing Conversion Price. The Company covenants that all Ordinary Shares that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable. The Company acknowledges and agrees that the purpose of this Section 4(c)(vi) is to ensure that Holder may effect Conversions of this Note from time to time in accordance with the terms hereof and that the reservation of Ordinary Shares pursuant hereto is reasonable in light of the anticipated economic benefits expected by the Company and Holder from conversions of this Note by the Holder. The Company further understands that there are no limitations imposed by Holder on the Company’s ability to, any time, increase the number of its authorized and unissued Ordinary Shares and it is the sole responsibility of the Company to ensure that it has sufficient authorized and unissued Ordinary Shares to comply with its obligations hereunder, its obligations to the holders of other outstanding Convertible Securities and Options, and to take advantage of opportunities to raise capital from the sale of Ordinary Shares or Ordinary Share Equivalents. Accordingly, there shall be no presumption that Holder’s requirement that the Company adhere to this Section 4(c)(vi) causes Holder to have any control over the Company’s ability to dispose of authorized and unissued Ordinary Shares

vii. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such conversion, the Company shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

viii. Transfer Taxes and Expenses. The issuance of Conversion Shares on conversion of this Note shall be made without charge to the Holder hereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such Conversion Shares, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such Conversion Shares upon conversion in a name other than that of the Holder of this Note so converted and the Company shall not be required to issue or deliver such Conversion Shares unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Company shall pay all transfer agent fees required for same-day processing of any Notice of Conversion and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Conversion Shares.

9

d) Holder’s Conversion Limitations. The Company shall not effect any conversion of this Note, and a Holder shall not have the right to convert any portion of this Note, to the extent that after giving effect to the conversion set forth on the applicable Notice of Conversion, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates (such Persons, “Attribution Parties”)) would beneficially own in excess of the Beneficial Ownership Limitation (as defined below). For purposes of the foregoing sentence, the number of Ordinary Shares beneficially owned by the Holder and its Affiliates and Attribution Parties shall include the number of Ordinary Shares issuable upon conversion of this Note with respect to which such determination is being made, but shall exclude the number of Ordinary Shares which would be issuable upon (i) conversion of the remaining, unconverted principal amount of this Note beneficially owned by the Holder or any of its Affiliates or Attribution Parties and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company subject to a limitation on conversion or exercise analogous to the limitation contained herein (including, without limitation, any other Notes) beneficially owned by the Holder or any of its Affiliates or Attribution Parties.  Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. For purposes of this Section 4(d), in determining the number of outstanding Ordinary Shares, the Holder may rely on the number of outstanding Ordinary Shares as reflected in (A) the Company’s most recent periodic or annual report filed with the Commission, as the case may be, (B) a more recent public announcement by the Company, or (C) a more recent written notice by the Company or the Company’s transfer agent setting forth the number of Ordinary Shares outstanding.  Upon the reasonable written or oral request of a Holder, the Company shall within two Trading Days confirm orally and in writing to the Holder the number of Ordinary Shares then outstanding.  In any case, the number of outstanding Ordinary Shares shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Note, by the Holder or its Affiliates since the date as of which such number of outstanding Ordinary Shares was reported. The “Beneficial Ownership Limitation” shall be 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares issuable upon conversion of this Note. The Holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 4(d), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of Ordinary Shares outstanding immediately after giving effect to the issuance of Ordinary Shares upon conversion of this Note held by the Holder and the Beneficial Ownership Limitation provisions of this Section 4(d) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to the Company. The Beneficial Ownership Limitation provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 4(d) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation contained herein or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitations contained in this paragraph shall apply to a successor holder of this Note. Notwithstanding any provision of the Transaction Documents to the contrary, no amendment, modification or waiver of any provision of this Section 4(d), including this sentence, shall be effective until the 61st day after the date that such amendment, modification or waiver is executed by the Company and Holder. The Company agrees not to take any position that this Section 4(d) is not effective to limit the Holder’s “beneficial ownership” (within the meaning of Section 13(d) of the Exchange Act) of the Ordinary Shares as expressly provided herein.

10

Section 5. Certain Adjustments.

a) Stock Dividends and Stock Splits. If the Company, at any time while this Note is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in Ordinary Shares on Ordinary Shares or any Ordinary Share Equivalents (which, for avoidance of doubt, shall not include any Ordinary Shares issued by the Company upon conversion of, or payment of interest on, the Note), (ii) subdivides outstanding Ordinary Shares into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding Ordinary Shares into a smaller number of shares or (iv) issues, in the event of a reclassification of Ordinary Shares, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of Ordinary Shares (excluding any treasury shares of the Company) outstanding immediately before such event, and of which the denominator shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b) Intentionally Omitted.

c) Intentionally Omitted.

d) Pro Rata Distributions. During such time as this Note is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Ordinary Shares, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Note, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of Ordinary Shares acquirable upon complete conversion of this Note at the Conversion Price then in effect (without regard to any limitations on conversion hereof, including without limitation, the Beneficial Ownership Limitation or pursuant to Section 4(a)) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of Ordinary Shares are to be determined for the participation in such Distribution (provided, however, that, to the extent that the Holder’s right to participate in any such Distribution would result in the Holder exceeding the Beneficial Ownership Limitation, then the Holder shall not be entitled to participate in such Distribution to such extent (or in the beneficial ownership of any Ordinary Shares as a result of such Distribution to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time, if ever, as its right thereto would not result in the Holder exceeding the Beneficial Ownership Limitation).

e) Fundamental Transaction. The Company shall not enter into or be party to a Fundamental Transaction or a Change of Control Transaction at any time while this Note is outstanding.

11

f) Calculations. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5, the number of Ordinary Shares deemed to be issued and outstanding as of a given date shall be the sum of the number of Ordinary Shares (excluding any treasury shares of the Company) issued and outstanding.

g) Notice to the Holder.

i. Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5, the Company shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii. Notice to Allow Conversion by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Ordinary Shares, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Ordinary Shares, (C) the Company shall authorize the granting to all holders of the Ordinary Shares of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Ordinary Shares, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Ordinary Shares are converted into other securities, cash or property or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to the Holder at its last address as it shall appear upon the Note Register, at least sixty (60) Trading Days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Ordinary Shares of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Ordinary Shares of record shall be entitled to exchange their Ordinary Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 6-K. For the avoidance of doubt, the Holder shall remain entitled to convert this Note during the 60 Trading Day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 7. Covenants. As long as any portion of this Note remains outstanding:

a) Other than Permitted Indebtedness, except with the prior written consent of the Holder, the Company shall not and shall cause its of its Subsidiaries to not enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness of any kind, including, but not limited to, a guarantee of Indebtedness of any other Person, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

12

b) Other than Permitted Liens, the Company shall not and shall cause each of its Subsidiaries to not enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than the Note) whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness. Notwithstanding the foregoing, the Company and its Subsidiaries may make regularly scheduled payments of principal and interest with respect to Permitted Indebtedness, provided that when such payment is due or is otherwise made or, after giving effect to such payment, (i) no Event of Default has occurred and is continuing or (ii) no event that with the passage of time the giving of notice or both would constitute an Event of Default has occurred and is continuing;

d) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, redeem or repurchase any Ordinary Shares or other equity securities or declare or pay any cash dividend or distribution out of its capital;

e) The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, sell, lease, license, assign, transfer, spin-off, split-off, close, convey or otherwise dispose of any assets or rights of the Company or any Subsidiary owned or hereafter acquired whether in a single transaction or a series of related transactions, other than (i) sales of inventory and product in the ordinary course of business and (ii) other dispositions of tangible assets not exceeding $100,000 in the aggregate;

f) The Company shall not enter into any business, directly or indirectly, except for those businesses in which the Company is engaged on the date of this Note or that are reasonably related thereto;

g) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, its existence, rights and privileges, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary;

h) The Company shall maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties which are necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder;

i) The Company will, and will cause each of its Subsidiaries to, take all action necessary or advisable to maintain all of the Intellectual Property Rights of the Company and/or any of its Subsidiaries that are necessary or material to the conduct of its business in full force and effect;

j) The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business, in such amounts and covering such risks as is required by any governmental authority having jurisdiction with respect thereto or as is carried generally in accordance with sound business practice by companies in similar businesses similarly situated.

13

k) The Company and its Subsidiaries shall pay when due all taxes, fees or other charges of any nature whatsoever (together with any related interest or penalties) now or hereafter imposed or assessed against the Company and its Subsidiaries or their respective assets or upon their ownership, possession, use, operation or disposition thereof or upon their rents, receipts or earnings arising therefrom (except where the failure to pay would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). The Company and its Subsidiaries shall file on or before the due date therefor all personal property tax returns (except where the failure to file would not, individually or in the aggregate, have a material effect on the Company or any of its Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may contest, in good faith and by appropriate proceedings, taxes for which they maintain adequate reserves therefor in accordance with GAAP;

l) The Company shall not and shall cause each of its Subsidiaries to not enter into any transaction with any Affiliate of the Company which would be required to be disclosed in any public filing with the Commission, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval);

m) The Company shall and shall cause each of its Subsidiaries to comply with all laws applicable to it and its business and its obligations under its contracts and agreements, in each case, in all material respects and (b) maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Company and its directors, officers, employees and agents with anti-corruption laws, anti-terrorism laws, and applicable sanctions;

n) The Company shall not and shall cause each of its Subsidiaries to not form, establish or acquire any New Subsidiary unless such New Subsidiary executes and delivers a Guaranty to the Holder in a form satisfactory to the Holder, promptly thereupon;

o) [Reserved]; and

p) On the Original Issue Date, subject to Section 4(d) above, the Company shall deliver to the Holder (or its designee), either by crediting to the Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or by a duly executed stock certificate, evidencing such aggregate number of Ordinary Shares (the “Pre-Delivery Shares”) equal to no more than the maximum number of Pre-Delivery Shares that may be then issued to the Holder without resulting in a breach of Section 4(d) above (the “Initial Pre-Delivery Share Amount”). In addition, at any time after the Original Issue Date, to the extent that the number of Pre-Delivery Shares is less than 4.99% of the issued and outstanding Ordinary Shares, the Company shall so notify the Holder, and Company, upon written request from Holder, issue to the Holder, upon one (1) Trading Day prior written notice, an additional number of Pre-Delivery Shares equal to the maximum number of Pre-Delivery Shares that may be then issued to the Holder without resulting in a breach of Section 4(d) above (the “Additional Pre-Delivery Share Amount”). All Pre-Delivery Shares shall be delivered free of restrictive legends and trading restrictions of any kind. At any time the Company is required to deliver Ordinary Shares to the Holder hereunder (other than Pre-Delivery Shares)(each such share, a “Delivery Share”), whether upon conversion or otherwise, and the Holder (or its designee) holds one or more Pre-Delivery Shares, the Holder shall apply (each, a “Delivery Share Application”) such Pre-Delivery Share, on a share for share basis, as available, against each share of Ordinary Shares required to then be delivered hereunder, at which point in time, such applied Pre-Delivery Share shall cease to be a Pre-Delivery Share hereunder and shall become a Delivery Share hereunder and, consequently, the Company shall be deemed to have satisfied its delivery obligations hereunder with respect to such Delivery Share pursuant to this Note. For the avoidance of doubt, at such time as this Note is no longer outstanding, any remaining Pre-Delivery Shares shall be returned to the Company.

14

Section 8. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i. any default in the payment of (A) the Outstanding Value of this Note or any other Notes issued to holders pursuant to the Purchase Agreement or (B) with respect to any other amounts owing to a Holder on any Transaction Document, as and when the same shall become due and payable if not cured within 3 Trading Days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Note or in any Transaction Document, which failure is not cured, if possible to cure, within the specified cure period and if not specified, the earlier to occur of 5 Trading Days after (A) notice of such failure sent by a Holder to the Company and (B) the Company has become or should have become aware of such failure;

iii. any representation or warranty made in this Note, any other Transaction Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to the Holder or any other Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. the Company or any Subsidiary shall be subject to a Bankruptcy Event;

v. the Company or any Subsidiary shall default on any of its obligations under any Indebtedness including but not limited to Indebtedness under any other Notes issued to holders pursuant to the Purchase Agreement, that (a) involves an obligation greater than $650,000, whether such Indebtedness now exists or shall hereafter be created, and (b) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi. the Company shall fail for any reason to deliver Freely Tradable Conversion Shares prior to the 3rd Trading Day after a Conversion Date pursuant to Section 4(c) or immediately if the Company shall provide at any time notice to the Holder, including by way of public announcement, of the Company’s intention to not honor requests for conversions of any Notes in accordance with the terms hereof;

vii. the electronic transfer by the Company of Ordinary Shares through the Depository Trust Company or another established clearing corporation is no longer available or is subject to a “chill”;

viii. any material provision of any Transaction Document shall at any time for any reason cease to be valid and binding on or enforceable against the Company or the applicable Subsidiary, the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Company, any Subsidiary or any Governmental Authority having jurisdiction over the Company or any such Subsidiary, seeking to establish the invalidity or unenforceability thereof;

15

ix. any Material Adverse Effect occurs;

x. (x) the suspension from trading or the failure of the Ordinary Shares to be listed on a Trading Market for a period of 5 consecutive Trading Days or (y) the threatened failure of the Ordinary Shares to be listed on a Trading Market if such failure is not cured 90 Trading Days prior to the deadline set by such Trading Market.

b) Remedies Upon Event of Default. Upon the occurrence of any Event of Default and until 30 Trading Days after such Event of Default is cured (the “Event of Default Redemption Right Period”), this Note shall become, at the Holder’s election, immediately due and payable in cash at the Outstanding Value of this Note to be redeemed multiplied by (B) 120% (the “Event of Default Redemption Price”); provided that such acceleration shall be automatic, without any notice or other action of the Required Holders required, in respect of an Event of Default occurring pursuant to clause (iv) of Section 8(a). Commencing on the occurrence and continuance of any Event of Default, the interest rate on this Note shall be the greater of 15% and the maximum amount allowed by law. Interest shall accrue daily from the occurrence of an Event of Default and shall cease upon the cure of such same and shall be calculated based on a 360-day year and the actual number of days elapsed, to the extent permitted by applicable law. Interest hereunder will be paid to the Person in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note (the “Note Register”). Upon the payment in full of the amount owing set forth above, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 8(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon. In addition, upon the occurrence of an Event of Default pursuant to Section 8(a)(vi), the Holder shall be entitled to an amount in cash equal to the product of the undelivered Freely Tradable Conversion Shares that should have been delivered to the Holder pursuant to the applicable Conversion Notice but for such Event of Default multiplied by the prevailing traded price of the Conversion Shares at such time.

c) During the Event of Default Redemption Right Period, the Holder may effect conversions in accordance with Section 4, using the Event of Default Redemption Price and at a Conversion Price equal to the lesser of (x) the Conversion Price on the applicable Conversion Date and (y) the Conversion Price one Trading Day prior to the occurrence of such Event of Default.

d) Notice. Upon the occurrence of an Event of Default with respect to this Note, the Company shall within one (1) Business Day deliver written notice thereof via electronic mail and overnight courier (with next day delivery specified) to the Holder.

16

Section 9 Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 9(a).  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email attachment, or sent by a nationally recognized overnight courier service addressed to each Holder at the email address or address of the Holder appearing on the books of the Company, or if no such email attachment or address appears on the books of the Company, at the principal place of business of such Holder, as set forth in the Purchase Agreement.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (iv) upon actual receipt by the party to whom such notice is required to be given.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company. This Note ranks pari passu with all other Notes now or hereafter issued under the terms set forth herein.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

17

e) Waiver. Any waiver by the Company or the Required Holders of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Required Holders to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Required Holders must be in writing.

f) Severability. If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances. If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law. The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on this Note as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Note, and the Company (to the extent it may lawfully do so) hereby expressly waives all benefits or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Holder, but will suffer and permit the execution of every such as though no such law has been enacted.

g) Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note and any of the other Transaction Documents at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the Holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any such breach or any such threatened breach, without the necessity of showing economic loss and without any bond or other security being required. The Company shall provide all information and documentation to the Holder that is reasonably requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

18

h) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

i) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

j) Amendment. No provision of this Note may be modified, supplemented or amended except in a written instrument signed by the Company and the Required Holders; provided that no such modification, supplementation or amendment unreasonably impairs the rights of the Holder under this Note.

k) Construction. The parties agree that each and every reference to Conversion Price and Conversion Shares in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Conversion Shares that occur after the date hereof.

Section 10. Disclosure. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Note, in the event that the Company believes that such notice contains material, non-public information relating to the Company or its Subsidiaries, the Company shall so indicate in such notice that it contains material, non-public information relating to the Company or its Subsidiaries and, simultaneously with the delivery of such notice to the Holder, the Company shall publicly disclose the contents of such notice in a Current Report on Form 6-K filed with the Commission. If the Company does not indicate to the Holder with delivery of such notice that it contains material, non-public information relating to the Company or its Subsidiaries, the Holder shall be allowed to presume that all matters set forth in such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

Section 11. Certain Tax Matters. All payments to be made by the Company under this Note (whether in cash or on Ordinary Shares) shall be made without any Tax Deduction (as defined below) unless a Tax Deduction is required by law. The Company shall promptly upon becoming aware that it must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Holder accordingly. If a Tax Deduction is required by law to be made by the Company, the amount of the payment due from the Company under this Note shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due under this Note if no Tax Deduction had been required. If the Company is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law. Within thirty 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Company shall deliver to the Holder evidence reasonably satisfactory to the Holder that the Tax Deduction has been made and that any appropriate payment has been paid to the relevant taxing authority. For greater certainty, (i) this Section 11 applies to all payments, whether in the form of cash, Ordinary Shares or otherwise, made under this Note, and (ii) the Company is obligated to indemnify the Holder pursuant to this Section 11 in the event that a Tax Deduction is required in respect of any payment to be made to the Holder under this Note and the company and/or its subsidiaries fail to comply with this Section 11. For purposes of this Section 11, “Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and “Tax Deduction” means any deduction or withholding for or on account of any Tax.

*********************

(Signature Page Follows)

19

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

WANG & LEE GROUP, INC.

By:
Name:	Pui Lung HO
Title:	Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Senior Convertible Note due March 9, 2026 of WANG & LEE Group, Inc., a British Virgin Islands holding company, having its principal place of business at 5-6/F, Wing Tai Factory Building, 3 Tai Yip Street, Hong Kong, Kowloon, Hong Kong (the “Company”), into shares of ordinary shares (the “Ordinary Shares”), of the Company according to the conditions hereof, as of the date written below. If shares of Ordinary Shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

By the delivery of this Notice of Conversion the undersigned represents and warrants to the Company that its ownership of the Ordinary Shares does not exceed the amounts specified under Section 4 of this Note, as determined in accordance with Section 13(d) of the Exchange Act.

The undersigned agrees to comply with the prospectus delivery requirements under the applicable securities laws in connection with any transfer of the aforesaid shares of Ordinary Shares.

Conversion calculations:

Conversion Date:

Principal Amount of Note to be Converted:

Aggregate accrued and unpaid Interest with respect to such portion of the Principal Amount to be converted:

Aggregate Conversion Amount to be converted:

Conversion Price:

Number of shares of Ordinary Shares to be issued:

Signature:

Name:

Address for Delivery of Ordinary Shares Certificates:

Or

DWAC Instructions:

Broker No: